EXHIBIT C

BOARDS AND THE FUNDS/SERIES TO BE
SUPERVISED BY SUCH BOARDS

Funds to be Supervised by Board I

Fund and Series	Nominees for Board I
Franklin California Tax-Free Trustab	Independent Board Nominees:
Franklin California Insured Tax-Free Income Fund	Harris J. Ashton
Franklin California Intermediate-Term Tax-Free Income Fund	Robert F. Carlson
Franklin California Limited-Term Tax-Free Income Fund	Sam L. Ginn[c]
Franklin California Tax-Exempt Money Fund	Edith E. Holiday
Frank W. T. LaHaye
Franklin Capital Growth Fund[a]	Frank A. Olson
Larry D. Thompson[c]
Franklin Global Trust	John B. Wilson
Fiduciary Large Capitalization Growth and Income Fund
Fiduciary Small Capitalization Equity Fund	Interested Board Nominees:
Franklin International Smaller Companies Growth Fund	Charles B. Johnson
Franklin Templeton Core Fixed Income Fund	Gregory E. Johnson[c]
Franklin Templeton Core Plus Fixed Income Fund
Franklin Templeton Emerging Market Debt Opportunities Fund
Franklin Templeton High Income Fund

Franklin Gold and Precious Metals Fund[a]

Franklin Municipal Securities Trust[a]
Franklin California High Yield Municipal Fund
Franklin Tennessee Municipal Bond Fund

Franklin New York Tax-Free Trustbd
Franklin New York Insured Tax-Free Income Fund
Franklin New York Intermediate-Term Tax-Free Income Fund
Franklin New York Limited-Term Tax-Free Income Fund
Franklin New York Tax-Exempt Money Fund

Franklin Real Estate Securities Trust[b]
Franklin Real Estate Securities Fund

Franklin Strategic Mortgage Portfolioabd

Franklin Tax-Free Trustad
Franklin Alabama Tax-Free Income Fund
Franklin Arizona Tax-Free Income Fund
Franklin Colorado Tax-Free Income Fund
Franklin Connecticut Tax-Free Income Fund
Franklin Double Tax-Free Income Fund
Franklin Federal Intermediate-Term Tax-Free Income Fund
Franklin Federal Limited-Term Tax-Free Income Fund
Franklin Florida Insured Tax-Free Income Fund
Franklin Florida Tax-Free Income Fund
Franklin Georgia Tax-Free Income Fund
Franklin High Yield Tax-Free Income Fund
Franklin Insured Tax-Free Income Fund
Franklin Kentucky Tax-Free Income Fund
Franklin Louisiana Tax-Free Income Fund
Franklin Maryland Tax-Free Income Fund
Franklin Massachusetts Insured Tax-Free Income Fund

Fund and Series
(Franklin Tax-Free Trust continued)
Franklin Michigan Insured Tax-Free Income Fund
Franklin Minnesota Insured Tax-Free Income Fund
Franklin Missouri Tax-Free Income Fund
Franklin New Jersey Tax-Free Income Fund
Franklin North Carolina Tax-Free Income Fund
Franklin Ohio Insured Tax-Free Income Fund
Franklin Oregon Tax-Free Income Fund
Franklin Pennsylvania Tax-Free Income Fund
Franklin Virginia Tax-Free Income Fund

Franklin Templeton Fund Allocator Series[b]
Franklin Templeton Conservative Target Fund
Franklin Templeton Corefolio Allocation Fund
Franklin Templeton Founding Funds Allocation Fund
Franklin Templeton Growth Target Fund
Franklin Templeton Moderate Target Fund
Franklin Templeton Perspectives Allocation Fund
Franklin Templeton 2015 Retirement Target Fund
Franklin Templeton 2025 Retirement Target Fund
Franklin Templeton 2035 Retirement Target Fund
Franklin Templeton 2045 Retirement Target Fund

Franklin Templeton Global Trust[b]
Franklin Templeton Hard Currency Fund

Franklin Templeton International Trustab
Templeton Foreign Smaller Companies Fund
Templeton Global Long-Short Fund

Franklin Templeton Money Fund Trust[d]
Franklin Templeton Money Fund

Institutional Fiduciary Trust[d]
Franklin Cash Reserves Fund
Franklin Structured Large Cap Core Equity Fund
Franklin Structured Large Cap Growth Equity Fund
Money Market Portfolio

The Money Market Portfoliosbd
The Money Market Portfolio

[a] Mr. Carlson does not currently serve on this Fund’s Board.
[b] Mr. Olson does not currently serve on this Fund’s Board.
[c] Messrs. Ginn, Thompson and Gregory E. Johnson do not currently serve on the Boards of any of the Funds to be supervised by Board I.
[d] Mr. Wilson does not currently serve on this Fund’s Board.

Funds to be Supervised by Board II

Fund and Series	Nominees for Board II
Franklin California Tax-Free Income Fund, Inc. ab	Independent Board Nominees:
Harris J. Ashton
Franklin Custodian Funds, Inc. ab	Robert F. Carlson
Franklin DynaTech Fund	Sam L. Ginn[d]
Franklin Growth Fund	Edith E. Holiday
Franklin Income Fund	Frank W. T. LaHaye

Fund and Series	Nominees for Board II
Franklin U.S. Government Securities Fund	Frank A. Olson
Larry D. Thompson[d]
Franklin High Income Trust ce	John B. Wilson[d]
Franklin High Income Fund
Interested Board Nominees:
Franklin Investors Securities Trust[a]	Charles B. Johnson
Franklin Adjustable U.S. Government Securities Fund	Rupert H. Johnson, Jr.
Franklin Balanced Fund
Franklin Convertible Securities Fund
Franklin Equity Income Fund
Franklin Floating Rate Daily Access Fund
Franklin Limited Maturity U.S. Government Securities Fund
Franklin Low Duration Total Return Fund
Franklin Total Return Fund

Franklin New York Tax-Free Income Fund ab

Franklin Strategic Seriesac
Franklin Aggressive Growth Fund
Franklin Biotechnology Discovery Fund
Franklin Blue Chip Fund
Franklin Flex Cap Growth Fund
Franklin Global Communications Fund
Franklin Global Health Care Fund
Franklin Natural Resources Fund
Franklin Small-Mid Cap Growth Fund
Franklin Small Cap Growth Fund II
Franklin Strategic Income Fund
Franklin Technology Fund
Franklin U.S. Long-Short Fund

[a] Mr. Carlson does not currently serve on this Fund’s Board.
[b] Mr. LaHaye does not currently serve on this Fund’s Board.
[c] Mr. Olson does not currently serve on this Fund’s Board.
[d] Messrs. Ginn, Thompson and Wilson do not currently serve on the Boards of any of the Funds to be supervised by  Board II, except that Mr. Wilson currently serves on the Board of Franklin Strategic Series.
[e] Mr. Charles B. Johnson does not currently serve on this Fund’s Board.

Funds to be Supervised by Board III

Fund and Series	Nominees for Board III
Templeton China World Fund	Independent Board Nominees:
Harris J. Ashton
Templeton Developing Market Trust	Frank J. Crothers
Edith E. Holiday
Templeton Global Smaller Companies Fund	David W. Niemiec
Frank A. Olson
Templeton Income Trust	Larry D. Thompson
Templeton Global Bond Fund	Constantine D. Tseretopoulos
Robert E. Wade[a]
Templeton Institutional Funds, Inc.
Emerging Market Series	Interested Board Nominees:
Foreign Equity Series	Charles B. Johnson
Foreign Smaller Companies Series	Gregory E. Johnson[b]

[a] Mr. Wade does not currently serve on the Board of Templeton Institutional Funds, Inc.
[b] Mr. Gregory E. Johnson does not currently serve on the Board of any Fund to be supervised by Board III.

Fund to be Supervised by Board IV

Fund and Series	Nominees for Board IV
Templeton Funds, Inc.	Independent Board Nominees:
Templeton Foreign Fund	Harris J. Ashton
Templeton World Fund	Frank J. Crothers
Edith E. Holiday
David W. Niemiec
Frank A. Olson
Larry D. Thompson
Constantine D. Tseretopoulos
Robert E. Wade

Interested Board Nominees:
Charles B. Johnson
Rupert H. Johnson, Jr.

Funds to be Supervised by Board V

Fund and Series	Nominees for Board V
Franklin Managed Trust	Independent Board Nominees:
Franklin Rising Dividends Fund	Frank T. Crohn
Charles Rubens II
Franklin Value Investors Trust	Leonard Rubin
Franklin Balance Sheet Investment Fund	Burton J. Greenwald
Franklin Large Cap Value Fund	Robert E. Wade
Franklin MicroCap Value Fund
Franklin MidCap Value Fund	Interested Board Nominee:
Franklin Small Cap Value Fund	William J. Lippman

Funds to be Supervised by Board VI

Fund and Series	Nominees for Board VI
Franklin Mutual Series Fund Inc.	Independent Board Nominees:
Mutual Beacon Fund	Edward I. Altman
Mutual Discovery Fund	Ann Torre Bates
Mutual European Fund	Burton J. Greenwald
Mutual Financial Services Fund	Bruce A. MacPherson
Mutual Qualified Fund	Charles Rubens II
Mutual Shares Fund	Leonard Rubin
Robert E. Wade
Franklin Mutual Recovery Fund
Interested Board Nominee:
Gregory E. Johnson[a]
Peter A. Langerman[a]

[a] Messrs. Gregory E. Johnson and Langerman do not currently serve on the Boards of the Funds to be supervised by Board VI.